Exhibit C
AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the Common Units of PAA Natural Gas Storage, L.P.
Dated: February 18, 2011

PLAINS ALL AMERICAN PIPELINE, L.P.
By:	PAA GP LLC, its general partner

By:	Plains AAP, L.P., its sole member

By:	Plains All American GP LLC, its general partner

By:	/s/ Tim Moore
	Name:	Tim Moore
	Title:	Vice President

PAA GP LLC
By:	Plains AAP, L.P., its sole member

By:	Plains All American GP LLC, its general partner

By:	/s/ Tim Moore
	Name:	Tim Moore
	Title:	Vice President

PLAINS AAP, L.P.
By:	Plains All American GP LLC, its general partner

By:	/s/ Tim Moore
	Name:	Tim Moore
	Title:	Vice President

PLAINS ALL AMERICAN GP LLC
By:	/s/ Tim Moore
	Name:	Tim Moore
	Title:	Vice President

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